SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               UNIONBANCORP, INC.
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              (Name of Registrant as Specified In Its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: NA
    -------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies: NA
    -------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): NA
    -------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction: NA
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    (5) Total fee paid: NA
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: NA
    (2) Form, Schedule or Registration Statement No.: NA
    (3) Filing Party: NA
    (4) Date Filed: NA
Notes:
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                                       March 17, 2003

Dear Fellow Stockholder:

         You are cordially invited to attend UnionBancorp, Inc.'s annual meeting of stockholders at the Starved Rock Lodge and Conference Center located in Utica, Illinois, on Tuesday, April 22, 2003, at 10:00 a.m. At the meeting, we will report to you on the progress of UnionBancorp and respond to your comments or questions. Moreover, several members of our management team will be available to speak with you individually about our record of achievement and plans for the future.

         Your board of directors has nominated three persons to serve as Class II directors on the board of directors. Their names appear in the enclosed proxy materials. All three of the nominees are incumbent directors. The board of directors has also recommended the approval by our stockholders of the adoption of the UnionBancorp, Inc. 2003 Stock Option Plan, which is described in the proxy materials. We recommend that you vote your shares for the nominees and in favor of the 2003 Stock Option Plan.

         We encourage you to attend the meeting in person. Because it is important that your shares be represented at the meeting, please sign and return the enclosed proxy, whether or not you plan to attend the meeting.

         We look forward with pleasure to seeing and visiting with you at the meeting.

                                       With best personal wishes,



                                       /s/ CHARLES J. GRAKO
                                       -----------------------
                                       Charles J. Grako
                                       President and
                                       Chief Executive Officer



           321 West Main Street  o  Ottawa Illinois  o  (815) 431-2720
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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 22, 2003
                    ----------------------------------------


TO HOLDERS OF COMMON STOCK:

         The annual meeting of stockholders of UnionBancorp, Inc., a Delaware corporation, will be held at the Starved Rock Lodge and Conference Center located in Utica, Illinois, on Tuesday, April 22, 2003, at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

         1.       to elect three Class II directors.

         2. to approve the adoption of the UnionBancorp, Inc. 2003 Stock Option Plan.

         3. to transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

         We are not aware of any other business to come before the meeting. Only those stockholders of record as of the close of business on March 3, 2003, shall be entitled to notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed in order to permit our further solicitation of proxies.

                                       By Order of the Board of Directors



                                       /s/ CHARLES J. GRAKO
                                       -----------------------
                                       Charles J. Grako
                                       President and
                                       Chief Executive Officer

Ottawa, Illinois
March 17, 2003

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IT IS HOPED THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND IF YOU DO YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.
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                                 PROXY STATEMENT

         This proxy statement is furnished in connection with the solicitation by the board of directors of UnionBancorp, Inc. of proxies to be voted at the annual meeting of stockholders to be held at the Starved Rock Lodge and Conference Center located in Utica, Illinois, on Tuesday, April 22, 2003, at 10:00 a.m., local time, or at any adjournments or postponements of the meeting.

         UnionBancorp, a Delaware corporation, is a regional financial services company based in Ottawa, Illinois which has four bank subsidiaries and one non-bank subsidiary. Our banks serve communities throughout Central, Northern and Western Illinois through twenty-four locations. UnionFinancial Services & Trust Company, our non-bank subsidiary, is an insurance/brokerage agency and trust company and also serves as an owner and lessor of banking offices to several of our banks.

         The proxy statement and the accompanying notice of meeting and proxy are first being mailed to holders of shares of our common stock, par value $1.00 per share, on or about March 17, 2003. Our 2002 annual report, including financial statements, is enclosed.

Voting Rights and Proxy Information

         The board of directors has fixed the close of business on March 3, 2003, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. Our transfer books will not be closed between the record date and the date of the annual meeting. The board of directors hopes that all stockholders can be represented at the annual meeting. Whether or not you expect to be present, please sign and return your proxy in the enclosed self-addressed, stamped envelope. Stockholders giving proxies retain the right to revoke them at any time before they are voted by written notice of revocation to the Secretary of UnionBancorp, and stockholders present at the meeting may revoke their proxy and vote in person.

         On March 3, 2003, we had 3,986,046 issued and outstanding shares of common stock. For the election of directors, and for all other matters to be voted upon at the annual meeting, each share of common stock is entitled to one vote. A majority of the outstanding shares of the common stock must be present in person or represented by proxy to constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. Directors will be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. In all other matters, the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter shall be required to constitute stockholder approval. Abstentions will be treated as votes against a proposal and broker non-votes will have no effect on the vote.

                                       1.

                         I.       ELECTION OF DIRECTORS

         We have a staggered board of directors, divided into three classes. One class is elected annually to serve for three years. At the annual meeting, our stockholders will be entitled to elect three Class II directors for terms of three years or until their successors are elected and qualified. Each of the nominees for election as Class II directors are incumbent directors.

         The proxy provides instructions for voting for all director nominees or for withholding authority to vote for one or more director nominees. Unless instructed to the contrary, the persons acting under the proxy which we are soliciting will vote for the nominees listed below. In the event, however, that any nominee shall be unable to serve, which is not now contemplated, the proxy holders reserve the right to vote at the annual meeting for a substitute nominee.

Information About Directors and Nominees

         Set forth below is information, current as of March 3, 2003, concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including the age, year first elected a director and business experience of each during the previous five years. Unless otherwise indicated, each person has held the positions shown for at least five years. The three nominees, if elected at the annual meeting, will serve as Class II directors for three-year terms, expiring in 2006. We recommend that you vote your shares FOR all three nominees.

                                    NOMINEES

Name                                              Position with UnionBancorp
(Age)                    Director Since            and Principal Occupation
-----                    --------------            ------------------------

Class II
(term expires 2006)

Robert J. Doty                1996           Director of UnionBancorp; Chairman
(Age 75)                                     of Prairie Bancorp, Inc.
                                             (1989-1996); Consultant, Farm
                                             Management

Charles J. Grako              2000           Director of UnionBancorp; President
(Age 49)                                     (since 1999) and Chief Executive
                                             Officer (since 2000) of
                                             UnionBancorp; Chief Financial
                                             Officer of UnionBancorp (1990-2000)

I. J. Reinhardt, Jr.          1991           Director of UnionBancorp; Director
(Age 65)                                     and General Manager, St. Louis
                                             Beverage Company

                                       2.

                              CONTINUING DIRECTORS

Name                                              Position with UnionBancorp
(Age)                    Director Since            and Principal Occupation
-----                    --------------            ------------------------

Class I
(term expires 2005)

Richard J. Berry              1985           Director of UnionBancorp; Attorney,
(Age 50)                                     Myers, Berry, O'Conor & Kuzma, Ltd.

Walter E. Breipohl            1993           Director of UnionBancorp; Owner,
(Age 49)                                     Kaszynski/BreipohlRealtors/
                                             Developers

John A. Trainor               1985           Director of UnionBancorp; Chairman
(Age 72)                                     of UnionBancorp (2000-2002); Owner,
                                             Trainor Grain & Supply Company,
                                             Inc.

Class III
(term expires 2004)

Dennis J. McDonnell           2000           Chairman of the Board (since 2002)
(Age 60)                                     and Director of UnionBancorp;
                                             Chairman of McDonnell Investment
                                             Management, LLC (2001-present);
                                             Director of Global Decisions Group;
                                             President and Chief Operating
                                             Officer of Van Kampen Investment
                                             Advisory Corporation (1983-2000)

John A. Shinkle               1997           Director of UnionBancorp; Executive
(Age 51)                                     Vice President and Director,
                                             Synovus Securities, Inc.
                                             (1986-present)

Scott C. Sullivan             1996           Director of UnionBancorp; Attorney,
(Age 48)                                     Williams & McCarthy

         All of our directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between UnionBancorp and any person pursuant to which any director has been selected. No member of the board of directors is related to any other member of the board of directors.

Board Committees and Meetings

         Our board of directors generally meets on a quarterly basis. The board of directors met six times during 2002. During 2002, all directors attended at least 75 percent of the meetings of the board and the committees on which they served. Our board of directors has standing executive, audit and compensation committees.

         The executive committee is comprised of Messrs. Grako, McDonnell (Chair), Sullivan and Trainor. The executive committee meets on an as needed basis and exercises the power of the board of directors between board meetings. This committee met three times in 2002.

         The audit committee recommends independent auditors to the board, reviews the results of the auditors' services, reviews with management and the internal auditor the systems of internal control and internal audit reports and

                                       3.

seeks to assure that our books and records are kept in accordance with applicable accounting principles and standards. The audit committee charter, which sets forth the duties and responsibilities of the committee, was attached as an exhibit to the proxy statement for the 2001 Annual Meeting of Stockholders. The members of the audit committee are Messrs. Reinhardt (Chair), Berry and Doty. During 2002, the audit committee met four times.

         The compensation committee establishes compensation and benefits for the chief executive officer and reviews and recommends compensation and benefits for the other executive officers and employees of UnionBancorp and our subsidiaries. The committee also administers and oversees our stock-based incentive compensation plans. The members of the compensation committee are Messrs. Shinkle (Chair), Breipohl, McDonnell and Lansford (ex officio). The compensation committee met three times in 2002.

Compensation of Directors

         Each of our directors was paid a fee of $1,000 for each board meeting attended and $250 for each committee meeting attended. In addition, each director was paid an annual retainer of $2,500. Each of our directors may also receive an annual grant of options to purchase shares of common stock under the UnionBancorp, Inc. 1993 Stock Option Plan. The UnionBancorp, Inc. 1993 Stock Option Plan provides for annual formula grants to each of our directors of options to purchase shares of common stock with an exercise price of not less than 75% of the then current market price of the common stock on the date of the grant. Such options become exercisable over five years. During 2002, each director was granted options to purchase 3,750 shares of common stock at a price of $14.25 per share and 2,500 shares of common stock at a price of $15.09 per share. Beginning in 2003, directors will be eligible to receive an annual grant of options to purchase shares of common stock under the UnionBancorp, Inc. 2003 Stock Option Plan, if approved. The UnionBancorp, Inc. 2003 Stock Option Plan will permit directors to purchase shares of common stock at an exercise price of not less than 100% of the then current market price of the common stock on the date of the grant.

                     II.       Approval of Stock Option Plan

         At the annual meeting, stockholders will be asked to approve the adoption of the UnionBancorp, Inc. 2003 Stock Option Plan (the "2003 Stock Option Plan"). The board of directors unanimously adopted the 2003 Stock Option Plan on December 19, 2002, subject to stockholder approval. Awards of stock options may not be granted after December 19, 2012. The following summary is subject to and limited in its entirety by the terms of the 2003 Stock Option Plan, the complete text of which is included as Exhibit A to this proxy statement.

         The aggregate number of shares of the Company's common stock that may be issued and outstanding pursuant to the exercise of options under the Plan (the "Option Pool") will not exceed 200,000 shares. Shares of the Company's common stock which would have been issued pursuant to the exercise of a stock option, but are withheld as payment of the option price may be added back into the Option Pool and reissued. Common shares covered by terminated and expired options may also be added back to the Option Pool. In the event of any change in the outstanding common shares of the Company as a result of a merger, reorganization, stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, appropriate proportionate adjustments will be made to both the terms of the Plan and any awards granted under the Plan which are determined on a per share basis, including, but not limited to, the amount of common shares in the Option Pool, the exercise price, and number of common shares associated with an outstanding option. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of the Company's common stock or securities convertible into or exchangeable for shares of the Company's common stock.

                                       4.

Purpose and Eligibility

         The purpose of the Plan is to advance the interests of the Company and its stockholders by helping the Company and its subsidiaries attract and retain the services of highly qualified employees, officers and directors, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company. The Plan is also established with the objective of encouraging stock ownership by such employees, officers and directors and aligning their interests with those of stockholders.

         The objectives of the Plan will be accomplished by the granting of stock option awards and stock appreciation rights awards to selected key employees, officers and directors. Key employees and officers selected to participate in the Plan may be eligible for the grant of incentive stock options ("ISOs"), non-qualified stock options ("NSOs") and Stock Appreciation Rights ("SARs"). Directors who are not also employees of the Company or a subsidiary of the Company shall only be eligible for the grant of NSOs and SARs.

         Eligible participants are defined in the Plan to mean employees, officers or directors of the Company or its subsidiaries. Eligible participants may be granted ISOs (except in the case of directors who are not also employees of the Company or a subsidiary of the Company), NSOs or SARs under the Plan if so selected by the Committee. Approximately 20 persons qualify as eligible participants at this time. The Committee currently anticipates that up to approximately 20 employees may be awarded stock option grants or stock appreciation rights under the Plan in 2003. With respect to ISOs only, this definition does not include persons who have been on leave of absence for greater than 90 days, unless re-employment is guaranteed by law or contract.

Existing Equity Compensation Plans

         The Company currently maintains the UnionBancorp, Inc. 1993 Stock Option Plan (the "1993 Stock Option Plan"), which the Company's Board of Directors adopted on February 18, 1993 and the stockholders of the Company approved on April 12, 1993. The following table provides information regarding the number of shares of common stock subject to each of these plans as well as information regarding outstanding options to purchase the Company's common stock under the plans as of December 31, 2002.

                                     Equity Compensation Plan Information (1)

------------------------------------------------------------------------------------------------------------------
      Plan category       Number of securities to      Weighted-average         Number of securities remaining
                          be issued upon exercise     exercise price of      available for future issuance under
                          of outstanding options,    outstanding options,         equity compensation plans
                            warrants and rights      warrants and rights     (excluding securities in column (a))

                                    (a)                      (b)                              (c)
------------------------------------------------------------------------------------------------------------------
 Equity compensation              338,099                  $ 12.33                          109,794
 plans approved by
 stockholders
------------------------------------------------------------------------------------------------------------------
 Equity compensation
 plans not approved by             22,450                  $ 16.06                            9,250
 stockholders (2)
------------------------------------------------------------------------------------------------------------------

         Total                    360,549                  $ 12.57                          119,044

------------------------------------------------------------------------------------------------------------------

                                       5.

(1) This table does not include any shares that may become issuable under the 2003 Stock Option Plan following stockholder approval. The Board of Directors has not granted any options to purchase shares of common stock under the 2003 Stock Option Plan.

(2) In 1999, the Company adopted the UnionBancorp, Inc. Non-qualified Stock Option Plan ("the 1999 Option Plan"), a broadly based compensation plan. Under the 1999 Option Plan, non-qualified options may be granted to employees and eligible directors of the Company and its subsidiaries to purchase the Company's common stock at 100% of the fair market value on the date the option is granted. The Company has authorized 50,000 shares for issuance under the 1999 Option Plan. During 1999, 40,750 of these shares were granted and are exercisable in three years. The options have an exercise period of ten years from the date of grant.

Administration of 2003 Stock Option Plan

         The UnionBancorp, Inc. Stock Option Plan Administrative Committee (the "Committee) of the Board of Directors of the Company, provided that it is comprised solely of Non-Employee Directors, shall generally serve as the administrative committee for the 2003 Stock Option Plan and the Board of Directors of the Company shall have the authority to independently review and approve all decisions made by the Committee. The Committee may delegate such powers or duties to employees of the Company or its subsidiaries, as it deems appropriate. The Company's Board of Directors may from time-to-time remove members from the Committee and appoint their successors.

         The Committee or the Board of Directors of the Company, as the case may be, will have full and final authority in its discretion, at any time subject only to the express terms, conditions and other provisions of the Company's articles of incorporation, bylaws and the 2003 Stock Option Plan, and the specific limitations on such discretion set forth in the 2003 Stock Option Plan:

1. to select and approve the persons to whom options will be granted under the 2003 Stock Option Plan from among the eligible participants, including the number of options and the amount of common stock available for purchase under such options so granted to each person;

2. to determine the period or periods of time during which options may be exercised or become exercisable, the option price and the duration of such options, the date on which options are granted, and other matters to be determined by the Committee in connection with specific option grants and option agreements as specified under the 2003 Stock Option Plan;

3. to select and approve the persons to whom SARs will be granted under the 2003 Stock Option Plan from among the eligible participants and the terms of the SARs; and

4. to interpret the 2003 Stock Option Plan, to prescribe, amend and rescind rules and regulations relating to the 2003 Stock Option Plan, and to make all other determinations necessary or advisable for the operation and administration of the 2003 Stock Option Plan.

         Except as otherwise provided in the 2003 Stock Option Plan, the Committee will designate any option granted as either an ISO or as an NSO (as such terms are defined in the 2003 Stock Option Plan). To the extent that the fair market value of common stock (as defined in the 2003 Stock Option Plan), determined at the time the option is granted, with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to the 2003 Stock Option Plan and all other plans of the Company and/or its subsidiaries) exceeds $100,000, such option will be treated as an NSO.

         Options and SARs will be deemed granted under the 2003 Stock Option Plan only upon the execution and delivery of an option agreement by the option holder and a duly authorized officer of the Company. Options and SARs will not be deemed granted under the 2003 Stock Option Plan merely upon the authorization of such grant by the Committee.

                                       6.

Amendment and Termination

         The Committee may amend, and the Board of Directors of the Company may suspend or discontinue the 2003 Stock Option Plan at any time, provided that:
(i) no such action may, without the approval of the stockholders of the Company, materially increase (other than by reason of an adjustment as discussed above) the maximum aggregate number of common stock shares issuable under the 2003 Stock Option Plan, or increase the maximum total number of common stock shares issuable to an eligible participant under the 2003 Stock Option Plan; (ii) no action of the Committee will cause ISOs granted under this 2003 Stock Option Plan not to comply with Section 422 of the Code unless the Committee specifically declares such action to be made for that purpose; and, (iii) no action of the Committee shall alter or impair any option previously granted or awarded under the 2003 Stock Option Plan without the consent of such affected option holder.

Incentive Stock Options and Non-Qualified Stock Options

         The 2003 Stock Option Plan authorizes the grant of both ISOs and NSOs, both of which are exercisable for shares of the Company's common stock. The price that an option holder must pay in order to exercise an option may be stated in terms of a fixed dollar amount, a percentage of fair market value at the time of the grant, or such other method as determined by the Committee in its discretion. In no event shall the option price for an ISO or an NSO be less than the fair market value per share of the Company's common stock on the date of the option grant. In the case of ISOs granted to persons possessing more than 10 percent of the total combined voting power or value of all classes of stock of the Company and/or its subsidiaries, the option price will be no less than 110 percent of the fair market value per share of the Company's common stock on the date of the grant. The fair market value shall mean the average of the mean between the bid and asked price for the Company's common stock at the close of trading for the 5 consecutive trading days immediately preceding the date in question. An option holder may pay all or a portion of the option price, and/or the tax withholding liability, if applicable, in cash or by certified check or, such other legal consideration as may be approved by the Committee, in its discretion.

         The period during which an option may be exercised shall be determined by the Committee at the time of the option grant and, for ISOs, may not extend more than ten years from the date of the grant, except in the case of ISOs granted to persons possessing more than 10 percent of the total combined voting power or value of all classes of stock of the Company and/or its subsidiaries in which case the option period will not exceed five years from the date of grant.

         To the extent not previously exercised, each ISO will terminate upon the expiration of the option period specified in the option agreement provided, however that, subject to the discretion of the Committee, each ISO will terminate, if earlier: (i) ninety days after the date that the option holder ceases to be an eligible participant for any reason other than cause, retirement, death or disability; (ii) immediately upon the eligible participant's termination of employment for cause; (iii) one year after the date that the option holder ceases to be an eligible participant by reason of such person's disability; or (iv) five years after the option holder ceases to be an eligible participant by reason of such person's retirement or death; provided, however, that the ISO will convert to an NSO if exercised more than three months after retirement or more than one year following death.

         To the extent not previously exercised, each NSO will terminate upon the expiration of the option period specified in the option agreement provided, however that, subject to the discretion of the Committee, each NSO will terminate, if earlier: (i) ninety days after the date that the option holder ceases to be an eligible participant for any reason other than cause, retirement, death or disability; (ii) immediately upon the eligible participant's termination of employment for cause; (iii) one year after the date that the option holder ceases to be an eligible participant by reason of such person's disability; or (iv) five years after the option holder ceases to be an eligible participant by reason of such person's retirement or death.

                                       7.

Stock Appreciation Rights

         SARs may be granted in tandem with or with reference to a related stock option, in which event the grantee may elect to exercise either the option or the SAR but not both. SARs may also be granted independently of a related option. In the event of a grant with a related stock option, the SAR shall be subject to the terms and conditions of the related option. Upon exercise of a SAR, the grantee shall be paid the excess of the then fair market value of the number of shares of Company common stock to which the SAR relates over the fair market value of such number of shares of Company common stock at the date of grant of the SAR or of the related option, as the case may be. Such excess shall be paid in cash or in shares of Company common stock having a fair market value equal to such excess or in such combination thereof as the Committee shall determine.

         Transferability; Dividend and Voting Rights; Withholding

         The terms of the 2003 Stock Option Plan provide that ISOs are not transferable other than by will or the laws of descent and distribution. NSOs may not be transferred other than by will, the laws of descent and distribution, or, at the discretion of the Committee, by direct gift to a family member, or gift to a family trust or family partnership. The terms "family member," "family trust" and "family partnership" shall have meanings consistent with Section 704 of the Internal Revenue Code of 1986. Options will be exercisable only by the eligible participant during his or her lifetime, or, with respect to an NSO, by any of the recipients of the Transfers specifically permitted by the 2003 Stock Option Plan. Holders of ISOs or NSOs shall have no dividend rights or voting rights until the options have been exercised.

         SARs shall not be transferable, except that SARs may be exercised by the executor, administrator or personal representative of the deceased grantee within twelve months of the death of the grantee. SARs may be exercised during the individual's continued employment with the Company and for a period not in excess of ninety days following termination of employment

         The 2003 Stock Option Plan provides that recipients of options and SARs pay all required local, state and federal withholding taxes associated with the exercise of such options in cash or such other consideration as the Committee permits in its discretion.

Change in Control

         In the event of a change in control of the corporation or a liquidation or dissolution of the corporation, on the effective date of such change in control, all options shall become fully exercisable.

         For purposes of the 2003 Stock Option Plan, a change of control of the Company shall have occurred:

         (i) on the scheduled expiration date of a tender offer by, or exchange offer by any corporation, person, other entity or group (other than the Company, any of its wholly-owned subsidiaries or a qualified retirement plan of the Company or one of its subsidiaries), to acquire voting stock of the Company if:

                  (1) after giving effect to such offer such corporation, person, or other entity or group would own 50 percent or more of the voting stock of the Company;

                  (2) there shall have been filed documents with the Securities and Exchange Commission in connection therewith (or, if no such filing is required, public evidence that the offer has already commenced); and

                                       8.

                  (3) such corporation, person, or other entity or group has secured all required regulatory approvals to own or control 50 percent or more of the voting stock of the Company;

         (ii) if the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation in a transaction in which neither the Company nor any of its wholly-owned subsidiaries will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of the Company's assets to any corporation, person, other entity or group (other than the Company, any of its wholly-owned subsidiaries or a qualified retirement plan of the Company or one of its subsidiaries), and such definitive agreement is consummated;

         (iii) if any corporation, person, or other entity or group (other than the Company or any of its wholly-owned subsidiaries) becomes the beneficial owner (as defined in the Company's Articles of Incorporation) of stock representing 50 percent or more of the voting stock of the Company; or

         (iv) if during any period of two consecutive years continuing directors cease to comprise a majority of the Company's Board of Directors.

Certain Federal Income Tax Consequences

         The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the 2003 Stock Option Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Internal Revenue Code of 1986, as amended (the "Code") and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

         The discussion of federal income tax consequences set forth below is included for informational purposes only. The discussion is based on currently existing provisions of the code, existing or proposed treasury regulations thereunder and current administrative rulings and court decisions. All of the foregoing are subject to change, and any such change could affect the continuing validity of this discussion. Each participant in the 2003 Stock Option Plan should consult his or her tax advisor regarding specific tax consequences including the application and effect of state and local tax laws.

         Incentive Stock Options. ISOs granted under the 2003 Stock Option Plan are intended to qualify as incentive stock options under Section 422 of the Code. Pursuant to Section 422, the grant and exercise of an ISO generally will not result in taxable income to the option holder (with the possible exception of alternative minimum tax liability) if the option holder does not dispose of common stock received upon exercise of such option within one year after the date of exercise and two years after the date of grant (either type of disposition hereinafter referred to as a "Disqualifying Disposition"), and if the option holder has continuously been an eligible participant from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability) (hereinafter referred to as the "Employment Requirement"). The Company will not be entitled to a deduction for income tax purposes in connection with the grant or exercise of an ISO. Additionally, the Company will not be entitled to a deduction at the time common stock acquired pursuant to an ISO are disposed of, provided that the option holder has satisfied the Employment Requirement and the disposition is not a Disqualifying Disposition.

         Disposition of common stock acquired pursuant to an ISO, except in the case of a Disqualifying Disposition, will result in long-term capital gain or loss taxation of the option holder on the difference between the amount realized

                                       9.

upon disposition and the option price. An option holder who, in a Disqualifying Disposition, disposes of common stock acquired pursuant to an ISO, will be required to notify the Company and will immediately recognize the gain on the disposition as ordinary income. In the event of a Disqualifying Disposition, the Company will be entitled to a deduction in the amount of income recognized by the option holder.

         Pursuant to the Code and the terms of the 2003 Stock Option Plan, the Committee will designate all options granted under the 2003 Stock Option Plan as either ISOs or NSOs. To the extent that the fair market value of the Company's common stock (determined at the time an option is granted) with respect to which all ISOs are exercisable for the first time by any individual during any calendar year exceeds $100,000, such option shall be treated for all purposes under the 2003 Stock Option Plan as an NSO.

         Non-Qualified Stock Options. For NSOs, or ISOs which have converted to NSOs for any reason, the difference between the market value of the Company's common stock on the date of exercise and the option price will constitute taxable ordinary income to the option holder on the date of exercise. The Company will be entitled to a deduction in the same year in an amount equal to the income taxable to the option holder. The option holder's basis in shares of the Company's common stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of such the Company's common stock by the option holder will be taxed as a capital gain or loss to the option holder, and will be long-term capital gain or loss if the option holder has held such Company common stock for more than one year at the time of sale.

         Stock Appreciation Rights. Upon the exercise of a SAR, the excess of the then fair market value of the number of shares of Company common stock to which the SAR relates over the fair market value of such number of shares of Company common stock at the date of grant of the SAR or of the related option, as the case may be, will constitute taxable ordinary income to the option holder on the date of exercise. The Company will be entitled to a deduction in the same year in an amount equal to the income taxable to the grantee of the SAR. In the event the SAR grantee receives shares of the Company's common stock upon exercise of a SAR, the grantee's basis in such stock will equal the amount of income taxable at the time of exercise. Any subsequent disposition of such the Company's common stock by the option holder will be taxed as a capital gain or loss to the option holder, and will be long-term capital gain or loss if the option holder has held such Company common stock for more than one year at the time of sale.

         Pursuant to the terms of the 2003 Stock Option Plan, the Committee will require any recipient of common stock upon the exercise of an NSO or a SAR to pay the Company in cash or in such other form as the Committee may determine in its discretion, the amount of any tax or other amount required by any governmental authority to be withheld and paid by the Company to such authority for the account of such recipient.

Performance-Based Compensation -- Section 162(m) Requirement

         The 2003 Stock Option Plan is intended to preserve the Company's tax deduction for certain awards made under the 2003 Stock Option Plan by complying with the terms of Section 162(m) of the Code and regulations relating thereto.

          THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS
                     THAT YOU VOTE "FOR" THE APPROVAL OF THE
                     ADOPTION OF THE 2003 STOCK OPTION PLAN


                                       10.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our common stock at March 3, 2003, by each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table which can be found later in this proxy statement, and by all of our directors and executive officers as a group.

            Name of Individual or                     Amount and Nature of       Percent
        Number of Individuals in Group             Beneficial Ownership(1)(2)    of Class
        ------------------------------             --------------------------    --------

5% Stockholders

UnionBank, as Trustee for the                              496,379 (3)             12.5%
UnionBancorp, Inc. Employee Stock Ownership
Plan ("ESOP")
201 East Main Street
Streator, Illinois  61364

Wayne W. Whalen                                            797,263 (4)             19.6%
333 W. Wacker Drive, Suite 2100
Chicago, Illinois  60606

Jeffrey L. Gendell                                         392,300 (5)              9.8%
37 Park Avenue, 9th Floor
New York, New York  10017


Directors and Nominees

Richard J. Berry                                            44,479 (6)              1.1%
Walter E. Breipohl                                          26,179                    *
Robert J. Doty                                               8,834                    *
Charles J. Grako                                            47,594 (7)              1.2%
Dennis J. McDonnell                                        600,920 (8)             14.8%
I.J. Reinhardt, Jr.                                         21,500 (9)                *
John A. Shinkle                                             10,544 (10)               *
Scott C. Sullivan                                           17,062 (11)               *
John A. Trainor                                             35,089 (12)               *


Other Named Executive Officers

Jimmie D. Lansford                                          35,205 (13)               *
Gaylon E. Martin                                             1,243 (14)               *
Kurt R. Stevenson                                            8,413 (15)               *
All directors and executive officers as a group            857,062                 21.0%
(12 persons)

-----------------------
* Indicates less than one percent.

(1) The information contained in this column is based upon information furnished to us by the persons named above and the members of the designated group. Amounts reported include shares held directly as well as shares which are held in retirement accounts and shares held by members of the named individuals' families or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective individual may be deemed to have sole or shared voting and/or investment power. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.

                                       11.

(2) Amounts shown include shares presently obtainable through the exercise of options to purchase shares of common stock granted under UnionBancorp's stock option plan as follows: Mr. Berry - 10,900 shares; Mr. Breipohl - 14,500 shares; Mr. Doty - 5,850 shares; Mr. Grako - 18,504 shares; Mr. McDonnell - 2,250 shares; Mr. Reinhardt - 12,500 shares; Mr. Shinkle - 5,850 shares; Mr. Sullivan - 5,850 shares; Mr. Trainor - 14,000 shares; Mr. Lansford - 20,802; Mr. Martin - 815 shares and Mr. Stevenson - 3,061 shares. Option holders have the sole power to exercise their respective options and would also be entitled to exercise sole voting and investment power over the shares issued upon the exercise of such options.

(3) All of the shares held by the employee stock ownership plan are allocated to particular participants' accounts and over which shares the employee stock ownership plan trustee has shared voting and no investment power over such shares.

(4) As reported to the Securities and Exchange Commission on Schedule Form 4 dated August 30, 2002. In addition, Mr. Whalen's wife, Paula Wolff, and WPW Associates, L.P., a family limited partnership, were also named as parties sharing voting and investment power over such shares. The amount above also includes approximately 86,181.5 shares which are issuable upon the conversion of 1,381 shares of UnionBancorp, Inc. convertible preferred stock held by Mr. Whalen.

(5) As reported to the Securities and Exchange Commission on a Schedule 13G dated February 7, 2003. Includes 362,000 shares allocated to Tontine Financial Partners, L.P. and 30,300 shares allocated to Tontine Overseas Associates, L.L.C., over which Mr. Gendell has shared voting and investment power over such shares.

(6) Includes 3,000 shares held individually by Mr. Berry's spouse and 11,100 shares held in trusts for which Mr. Berry is a co-trustee, over which shares Mr. Berry has shared voting and investment power.

(7) Includes 2,500 shares held by Mr. Grako jointly with his spouse, over which shares Mr. Grako has shared voting and investment power. Also includes 23,101 shares allocated to Mr. Grako under the employee stock ownership plan.

(8) Includes shares held jointly by Mr. McDonnell and his wife over which voting and dispositive power is shared. Also includes shares held in trust for which Mr. McDonnell is trustee. The amount above also includes approximately 86,181.5 shares which are issuable upon the conversion of 1,381 shares of UnionBancorp, Inc. convertible preferred stock held by Mr. McDonnell. Mr. McDonnell's address is 815 Jackson Avenue, River Forest, Illinois 60305.

(9) Includes 6,000 shares held by Mr. Reinhardt jointly with his spouse, over which shares Mr. Reinhardt has shared voting and investment power.

(10) Includes 400 shares held by members of Mr. Shinkle's family. Mr. Shinkle has no voting or investment power over 100 of such shares and has shared voting and investment power over the remaining 300 shares. Also includes 2,515 shares held in trust for which Mr. Shinkle serves as trustee. Mr. Shinkle also has voting and investment power over 700 shares held in an investment club.

(11) Includes 1,660 shares held by Mr. Sullivan jointly with his spouse and 1,000 shares held by members of Mr. Sullivan's family. Mr. Sullivan has shared voting and investment power over the 2,660 shares.

(12) Includes 6,690 shares held solely by Mr. Trainor's spouse, over which shares Mr. Trainor has no voting or investment power.

(13) Includes 2,000 shares held by Mr. Lansford jointly with his spouse, over which shares Mr. Lansford has shared voting and investment power. Also includes 2,324 shares allocated to Mr. Lansford under the employee stock ownership plan.

(14) Includes 428 shares allocated to Mr. Martin under the employee stock ownership plan. Mr. Martin will retire effective April 22, 2003.

(15) Includes 425 shares held by Mr. Stevenson jointly with his spouse, over which shares Mr. Stevenson has shared voting and investment power. Also includes 359 shares held by Mr. Stevenson in his 401(k) plan and 4,568 shares allocated to Mr. Stevenson under the employee stock ownership plan.

Section 16(a) Beneficial Ownership Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. They are also required to furnish us with copies of all
Section 16(a) forms they file. Based solely on our review of the copies of such forms, and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2002, we are not aware that any of our directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during 2002, except as follows: Mr. Trainor was late in filing three reports involving five transactions.

                                       12.

                             EXECUTIVE COMPENSATION

Cash Compensation

         The following table shows the compensation earned for the last three fiscal years by the chief executive officer and our executive officers whose 2002 salary and bonus exceeded $100,000:

-------------------------------------------------------------------------------------------------------
                                      SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------
                                                                        Long Term
                                                                       Compensation
                                            Annual Compensation           Awards
                                         ------------------------------------------
            (a)                (b)          (c)            (d)             (g)                (i)

                                                                        Securities
                                                                        Underlying         All Other
         Name and                                                      Options/SARs      Compensation
    Principal Position         Year      Salary($)       Bonus($)         (#)(1)              ($)
-------------------------------------------------------------------------------------------------------
 Charles J. Grako(2)           2002      $ 205,000      $  17,938         10,164         $  22,647 (2)
 President and Chief           2001        175,000             --          5,707            25,511 (2)
 Executive Officer             2000        162,648             --             --            26,234 (2)
-------------------------------------------------------------------------------------------------------
 Jimmie D. Lansford(3)         2002      $ 110,000      $   7,700          5,979         $  16,891 (3)
 Executive Vice President      2001        110,000             --          3,587            22,310 (3)
                               2000        102,954             --             --            19,377 (3)
-------------------------------------------------------------------------------------------------------
 Gaylon E. Martin(4)           2002      $ 140,000      $   9,800          7,120         $  16,197 (4)
 Senior Vice President         2001        119,218             --             --             4,969 (4)
-------------------------------------------------------------------------------------------------------
 Kurt R. Stevenson(5)          2002      $ 110,000      $   7,700          5,327         $   7,803 (5)
 Vice President and Chief
 Financial Officer
-------------------------------------------------------------------------------------------------------

(1) All options vest at a rate of 20% per year on or about each anniversary of the date of grant.

(2) Mr. Grako was named chief executive officer on June 22, 2000. Represents the dollar value of allocations under our employee stock ownership plan in the amounts of $7,911 for 2002, $6,657 for 2001 and $5,953 for 2000, premiums for split dollar life insurance of $486 for 2002, $404 for 2001 and $678 for 2000, fees for services provided to our board of directors and director fees for serving on the boards of various subsidiaries of $8,100 for 2002, $15,050 for 2001, and $16,350 for 2000. In addition, it includes $6,150 of 401(k) matching contributions in 2002, $3,400 in 2001 and $3,253 for 2000.

(3) Represents the dollar value of allocations under our employee stock ownership plan in the amount of $4,400 for 2002, $4,308 for 2001 and $3,768 for 2000, premiums for split dollar life insurance of $891 for 2002 and $802 for 2001, fees for services provided to our board of directors and director fees for serving on the boards of various subsidiaries of $8,300 for 2002, $15,000 for 2001 and $13,550 for 2000,
         and $3,300 of 401(k) matching contributions in 2002, $2,200 for 2001 and $2,059 for 2000.

(4) We were not required to disclose Mr. Martin's salary information with respect to his compensation prior to 2001. Represents the dollar value of allocations under our employee stock ownership plan in the amount of $5,538 for 2002, premiums for split dollar life insurance of $1,109 for 2002, fees for services provided to our board of directors and director fees for serving on the board of one subsidiary of $5,350 for 2002 and $4,400 for 2001 and $4,200 of 401(k) matching contributions in 2002 and $569 for 2001. Mr. Martin will retire effective April 22, 2003.

(5) We were not required to disclose Mr. Stevenson's salary information with respect to his compensation prior to 2002. Represents the dollar value of allocations under our employee stock ownership plan in the amount of $4,351 for 2002, premiums for split dollar life insurance of $152 for 2002 and $3,300 of 401(k) matching contributions in 2002.

                                       13.

Stock Option Information

         The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named above in the summary compensation table:

------------------------------------------------------------------------------------------------------------
                                      OPTION GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------
                                              Individual Grants
------------------------------------------------------------------------------------------------------------
                                                                                 Potential realizable value
                                                                                 at assumed annual rates of
                                                                                  stock price appreciation
                                                                                       for option term
------------------------------------------------------------------------------------------------------------
         (a)              (b)            (c)            (d)            (e)            (f)          (g)


                                     % of Total
                                       Options
                        Options      Granted to     Exercise or
                        Granted     Employees in    Base Price     Expiration
        Name             (#)(1)      Fiscal Year      ($/Sh)          Date           5%($)        10%($)
------------------------------------------------------------------------------------------------------------
 Charles J. Grako      5,707 (2)         22%         $   14.25      02/20/12       $  51,144    $ 129,611
                       4,457 (3)         19%         $   15.09      12/19/12       $  42,297    $ 107,189
------------------------------------------------------------------------------------------------------------
 Jimmie D. Lansford    3,587 (2)         14%         $   14.25      02/20/12       $  32,146    $  81,464
                       2,392 (3)         10%         $   15.09      12/19/12       $  22,700    $  57,527
------------------------------------------------------------------------------------------------------------
 Gaylon E. Martin      4,076 (2)         16%         $   14.25      02/20/12       $  36,528    $  92,569
                       3,044 (3)         13%         $   15.09      12/19/12       $  28,888    $  73,207
------------------------------------------------------------------------------------------------------------
 Kurt R. Stevenson     2,935 (2)         11%         $   14.25      02/20/12       $  26,303    $  66,656
                       2,392 (3)         10%         $   15.09      12/19/12       $  22,700    $  57,527
------------------------------------------------------------------------------------------------------------

(1) All options vest at a rate of 20% per year on or about each anniversary of the date of grant.

(2)      Represents qualified options granted on February 20, 2002.

(3)      Represents qualified options granted on December 19, 2002.


                                       14.

         The following table sets forth certain information concerning the exercisable and nonexercisable stock options at December 31, 2002 held by the individuals named in the summary compensation table.

---------------------------------------------------------------------------------------------------------------------
                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                                   OPTIONS VALUES
---------------------------------------------------------------------------------------------------------------------
                                                            Number of Securities
                          Shares                           Underlying Unexercised           Value of Unexercised
                       Acquired on                            Options at FY-End            In-the-Money Options at
        Name             Exercise     Value Realized               (#)(d)                       FY-End ($)(e)
       (#)(a)             (#)(b)          ($)(c)        Exercisable    Unexercisable    Exercisable    Unexercisable
---------------------------------------------------------------------------------------------------------------------

 Charles J. Grako           --              --            14,521          17,330         $  49,624       $  22,025
---------------------------------------------------------------------------------------------------------------------

 Jimmie D. Lansford         --              --            18,167          10,649         $  82,406       $  13,812
---------------------------------------------------------------------------------------------------------------------

 Gaylon E. Martin           --              --                --           7,120         $      --       $   4,207
---------------------------------------------------------------------------------------------------------------------

 Kurt R. Stevenson          --              --             1,687           7,975         $   2,745       $  11,192
---------------------------------------------------------------------------------------------------------------------

Employment Agreements and Other Arrangements

         We are not a party to any employment agreements with our executive officers, except for the employment agreement entered into on August 22, 2001 with Paul R. Tingley, President and CEO of UnionFinancial Services & Trust Company. The employment agreement with Mr. Tingley provides that beginning January 2002, UnionBancorp, Inc. will pay Mr. Tingley a minimum of $10,000 monthly. Mr. Tingley's total compensation, including bonuses, is valued at $150,000 annually. Mr. Tingley is entitled to other customary employee benefits provided by UnionBancorp. Mr. Tingley's employment agreement terminates on August 22, 2004.

Compensation Committee Interlocks and Insider Participation

         During 2002, the members of the compensation committee were Messrs. Shinkle (Chair), Breipohl, McDonnell and Lansford (ex officio). None of these individuals was an officer or employee of UnionBancorp or any of our subsidiaries during 2002, and none of these individuals is a former officer or employee of UnionBancorp or any of our subsidiaries, except for Mr. Lansford who is Executive Vice President, Organizational Development and Planning. Mr. Lansford did not participate in any decisions pertaining to his compensation.

Board Compensation Committee Report on Executive Compensation

         The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by UnionBancorp shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

         The compensation committee of our board of directors is comprised of three independent directors and is responsible for recommendations to the board of directors for compensation of executive officers of UnionBancorp and our subsidiaries. In determining compensation, the following factors are generally taken into consideration:

         o the performance of the executive officers in achieving our short and long-term goals;

         o payment of compensation commensurate with the ability and expertise of the executive officers; and

                                       15.

         o payment of compensation that is competitive with similar companies.

         The committee considers the foregoing factors, as well as others, in determining compensation. There is no assigned weight given to any of these factors.

         Additionally, the compensation committee considers various benefits, such as our employee stock ownership plan, 401(k) plan and the stock option plan, together with perquisites in determining compensation. The committee believes that the benefits provided through the stock-based plans more closely tie the compensation of the officers to the interests of the stockholders and provide significant additional performance incentives for the officers which directly benefit the stockholders through an increase in the stock value.

         Annually, the compensation committee evaluates four primary areas of performance in determining the chief executive officer's level of compensation. These areas are:

         o        long-range strategic planning and implementation;

         o        our financial performance;

         o our compliance with regulatory requirements and relations with regulatory agencies; and

         o the individual's effectiveness of managing relationships with stockholders and the board of directors.

         When evaluating our financial performance, the committee considers profitability, asset growth and risk management. The primary evaluation criteria are considered to be essential to our long-term viability and are given equal weight in the evaluation. Finally, the committee reviewed compensation packages of peer institutions, as well as compensation surveys provided by independent third parties, to ensure that the chief executive officer's compensation is competitive and commensurate with his level of performance.

                             Compensation Committee:
                             John A. Shinkle (Chair)
                               Walter E. Breipohl
                               Dennis J. McDonnell
                         Jimmie D. Lansford (ex officio)


                                       16.

Stockholder Return Performance Presentation

         The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by UnionBancorp shall not be deemed to include the following performance graph and related information unless such graph and related information are specifically stated to be incorporated by reference into such document.

         The following graph shows a comparison of cumulative total returns for UnionBancorp, the Nasdaq Stock Market (US Companies) and an index of SNL Midwest Bank Stocks for the five-year period beginning January 1, 1998 and ending on December 31, 2002. The graph was prepared at our request by SNL Securities, Charlottesville, Virginia.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                   (ASSUMES $100 INVESTED ON JANUARY 1, 1998)

                             [GRAPHIC CHART OMITTED]



--------------------------------------------------------------------------------------------------
                                                         Period Ending
--------------------------------------------------------------------------------------------------
 Index                       12/31/97    12/31/98    12/31/99    12/31/00    12/31/01    12/31/02
--------------------------------------------------------------------------------------------------
 UnionBancorp, Inc.           100.00       77.23       66.46       48.13       67.46       75.27
--------------------------------------------------------------------------------------------------
 NASDAQ - Total US *          100.00      140.99      261.48      157.42      124.89       86.33
--------------------------------------------------------------------------------------------------
 NASDAQ Bank Index*           100.00       99.36       95.51      108.95      117.97      120.61
--------------------------------------------------------------------------------------------------
 SNL Midwest Bank Index       100.00      106.37       83.57      101.20      103.43       99.77
--------------------------------------------------------------------------------------------------

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2003.

Used with permission. All rights reserved. crsp.com.

                                       17.

                          TRANSACTIONS WITH MANAGEMENT

         Several of our directors and executive officers (including their affiliates, families and companies in which they are principal owners, officers or directors) were loan customers of, and had other transactions with, us and our subsidiaries in the ordinary course of business. These loans and lines of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. During 2002, we paid approximately $201,193 to the law firm of Myers, Berry, O'Conor & Kuzma, Ltd. for legal services. Richard J. Berry, a director of UnionBancorp, is a principal of that firm.

                                 ACCOUNTANT FEES

Audit Fees

         Our independent auditor during 2002 was Crowe, Chizek and Company LLP. The aggregate fees and expenses billed by Crowe Chizek in connection with the audit of our annual financial statements as of and for the year ended December 31, 2002 and for the required review of our financial information included in our Form 10-Q filings for the year 2002 was $97,500.

Financial Information Systems Design and Implementation Fees

         There were no fees incurred for these services for the year 2002.

All Other Fees

         The aggregate fees and expenses billed by Crowe Chizek for all other services rendered to us for 2002 was $242,480.

         The audit committee, after consideration of the matter, does not believe that the rendering of these services by Crowe Chizek to be incompatible with maintaining its independence as our principal accountant.

                             AUDIT COMMITTEE REPORT

         The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by UnionBancorp shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

         The audit committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The audit committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K. The committee is comprised solely of independent directors, with the exception of Mr. Berry.

                                       18.

         The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2002 with our management and Crowe, Chizek and Company LLP, our independent auditors. The committee has also discussed with Crowe Chizek the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from Crowe Chizek required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and Crowe Chizek, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2002 for filing with the Securities and Exchange Commission.

                                Audit Committee:
                           I.J. Reinhardt, Jr. (Chair)
                                Richard J. Berry
                                 Robert J. Doty


                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

         For inclusion in our proxy statement and form of proxy relating to the 2004 annual meeting of stockholders, stockholder proposals must be received by us on or before November 18, 2003. In order to be presented at such meeting, notice of the proposal must be received by UnionBancorp on or before March 23, 2004, and must otherwise comply with our bylaws.

                        "HOUSEHOLDING" OF PROXY MATERIALS

         In December of 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, prospectuses and annual reports with respect to two or more security holders sharing the same address by delivering a single copy of proxy statements, prospectuses and annual reports, as the case may be, addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for security holders and cost savings for companies.

         This year, a number of brokers with accountholders who are UnionBancorp stockholders will be "householding" our proxy materials. As indicated in the notice previously provided by these brokers to UnionBancorp stockholders, a single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or the Company that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to UnionBancorp, Inc., Investor Relations, 321 West Main Street, Ottawa, IL 61350 or contact Investor Relations at (815) 431-2720.

         Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request "householding" of their communications should contact their broker or, if a stockholder is a direct holder of UnionBancorp shares, they should submit a written request to Computershare Investor Services, the Company's transfer agent, at 2 North LaSalle Street, Chicago, IL 60602.

                                       19.

                                  OTHER MATTERS

         We do not intend to present any other business at the meeting and know of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on those matters. A representative of our independent auditors, Crowe, Chizek and Company, LLP, is expected to attend the annual meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires.

         Your proxy is solicited by the board of directors, and we will pay the cost of solicitation. In addition to soliciting proxies by use of the mail, officers, directors and regular employees of UnionBancorp or our subsidiaries, acting on our behalf, may solicit proxies by telephone, telegraph or personal interview. We will, at our expense, upon the receipt of a request from brokers and other custodians, nominees and fiduciaries, forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

                           FAILURE TO INDICATE CHOICE

         If any stockholder fails to indicate a choice with respect to any of the proposals on the proxy for the annual meeting, the shares of such stockholder shall be voted FOR the nominees listed under proposal 1 and FOR proposal 2.

                                       By Order of the Board of Directors



                                       /s/ CHARLES J. GRAKO
                                       -----------------------
                                       Charles J. Grako
                                       President and
                                       Chief Executive Officer


Ottawa, Illinois
March 17, 2003



                       ALL STOCKHOLDERS ARE URGED TO SIGN
                         AND MAIL THEIR PROXIES PROMPTLY


                                       20.

                                                                       Exhibit A

                               UNIONBANCORP, INC.

                             2003 STOCK OPTION PLAN
                             ----------------------

         1. Purpose of the Plan. The Plan is intended to provide a means whereby key policy-making directors and employees of the Company and its Subsidiaries may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may permit certain directors and employees to acquire common stock of the Company or otherwise participate in the financial success of the Company, on the terms and conditions established herein.

         2. Definitions Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any Stock Option Agreements entered into pursuant to this Plan:

         a. "10% Shareholder" means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in
Section 424(d) of the Code at the time he or she is granted an Option, Stock possessing more than 10% of the total combined voting power or value of all classes of Stock of the Company and/or of its Subsidiaries.

         b. "1933 Act" means the federal Securities Act of 1933, as amended.

         c. "1934 Act" means the federal Securities Exchange Act of 1934, as amended.

         d.       "Board" means the Board of Directors of the Company.

         e. "Cause" means (i) the Participant's material breach of an employment agreement, if any, between the Participant and the Company or one of its Subsidiaries, (ii) the Participant's breach of a Confidential Information Agreement between the Participant and the Company or one of its Subsidiaries,
(iii) the breach of any non-disclosure or non-compete agreement between the Participant and the Company or one of its Subsidiaries, or (iv) the Participant engages in illegal conduct or misconduct which materially and demonstrably injures the Company. For purposes of determining whether "Cause" exists, no act or failure to act, on the Participant's part shall be considered "willful," unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief by the Participant that his action or omission was in the best interests of the Company.

         f.       A "Change in Control" of the Company shall have occurred:

                  (i) on the scheduled expiration date of a tender offer by, or exchange offer by any corporation, person, other entity or group (other than the Company, any of its wholly owned Subsidiaries or a qualified retirement plan of the Company or one of its Subsidiaries, or one or more persons who are beneficial owners, as determined under Rule 13d-4 under the 1934 Act , of 10% or more of the Voting Stock of the Company on the date on which the Plan is approved by the Board), to acquire Voting Stock of the Company if:

                                       21.

                                                                       Exhibit A

                           (1) after giving effect to such offer such corporation, person, other entity or group would own 50% or more of the Voting Stock of the Company;

                           (2) there shall have been filed documents with the Securities and Exchange Commission in connection therewith (or, if no such filing is required, public evidence that the offer has already commenced); and

                           (3) such corporation, person, other entity or group has secured all required regulatory approvals to own or control 50% or more of the Voting Stock of the Company;

                  (ii) if the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation in a transaction in which neither the Company nor any of its wholly owned Subsidiaries will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of the Company's assets to any corporation, person, other entity or group (other than the Company or any of its wholly owned Subsidiaries), and such definitive agreement is consummated; or

                  (iii) if any corporation, person, other entity or group (other than the Company, any of its wholly owned Subsidiaries or a qualified retirement plan of the Company or one of its Subsidiaries, or one or more persons who are beneficial owners, as determined under Rule 13d-4 under the 1934 Act , of 10% or more of the Voting Stock of the Company on the date on which the Plan is approved by the Board ) becomes the beneficial owner, as determined under Rule 13d-4 under the 1934 Act, of Stock representing 50% or more of the Voting Stock of the Company.

         g. "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise).

         h. "Committee" means the UnionBancorp, Inc. Stock Option Plan Administrative Committee of the Company's Board of Directors. The Committee shall be comprised solely of not less than 3 Non-Employee Directors. In the alternative, the Board of Directors may, in its discretion, choose to act as the Committee for the Plan and the Committee, whether or not comprised solely of Non-Employee Directors shall act as an advisory committee.

         i. "Company" means UnionBancorp, Inc., an Illinois corporation and its successor or successors.

         j. "Disability" has the same meaning as "permanent and total disability," as defined in Section 22(e)(3) of the Code.

         k.       "Disqualifying Disposition" means a disposition, as defined in
Section 424(c)(1) of the Code, of Option Stock acquired pursuant to an ISO, which occurs either:

                                       22.

                                                                       Exhibit A

                  (i) within two years after the underlying Option is granted; or

                  (ii) within one year after the underlying Option is exercised.

         Under Section 424(c)(1) of the Code, the term "disposition" includes a sale, exchange, gift, or a transfer of legal title, but does not include (A) a transfer from a decedent to an estate or a transfer by bequest or inheritance,
(B) an exchange to which Section 354, 355, 356, or 1036 (or so much of Section 1031 as relates to Section 1036) applies, or (C) a mere pledge or hypothecation.

         l. "Eligible Persons" means persons who, at a particular time, are employees, officers or members of the Board of Directors of the Company or its Subsidiaries. With respect to ISOs only, this definition does not include persons who have been on leave of absence for greater than 90 days, unless re-employment is guaranteed by law or contract.

         m. "Fair Market Value" means, with respect to Option Stock and as of the date in question, the market price per share of such Stock determined by the Committee, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith:

                  (i) if the Stock was principally traded on an exchange or market in which prices are reported on a bid and asked basis, the average of the mean between the bid and asked price for the Stock at the close of trading for the 5 consecutive trading days immediately preceding the date in question;

                  (ii) if the Stock was principally listed on a national securities exchange, the closing price of the Stock for the trading day immediately preceding the date in question as reported in the Wall Street Journal, or if there is no closing price reported on such day, the reporting price on the next previous trading day for which a closing price is reported in the Wall Street Journal; or

                  (iii) if neither of the foregoing provisions is applicable, then the Committee shall determine Fair Market Value in good faith on such basis as it deems appropriate; in the case of ISOs, "good faith" shall be determined in accordance with Section 422 of the Code.

         n. "ISO" or "Incentive Stock Option" means an Option, which is subject to certain holding requirements and tax benefits, and which qualifies as an "incentive stock option," as defined in Section 422 of the Code.

         o. "New Employer" shall mean the Participant's employer, or the parent or a Subsidiary of such employer, immediately following a Change in Control.

         p.       "Non-Employee Director" means a director who:

                  (i) is not currently an officer of the Company or its Subsidiaries, or otherwise currently employed by the Company or its Subsidiaries;

                  (ii) does not receive compensation, either directly or indirectly, from the Company or its Subsidiaries, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does

                                       23.

                                                                       Exhibit A

                           not exceed the dollar amount for which disclosure would be required in the Company's proxy statement;

                  (iii) does not possess an interest in any other transaction for which disclosure would be required in the Company's proxy statement; and

                  (iv) is not engaged in a business relationship for which disclosure would be required in the Company's proxy statement.

         q. "NSO" means any Option granted under this Plan whether designated by the Committee as a "non-qualified stock option," a "non-statutory stock option" or otherwise, other than an Option designated by the Committee as an ISO. The term "NSO" also includes any Option designated by the Committee as an ISO but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder.

         r. "Option" means a right granted pursuant to this Plan entitling the Participant to acquire shares of Stock issued by the Company.

         s. "Option Agreement" means an agreement between the Company and an Eligible Person to evidence the terms and conditions of the issuance of Options hereunder.

         t. "Option Price" with respect to any particular Option means the exercise price at which the Participant may acquire each share of the Option Stock called for under such Option.

         u. "Option Stock" means Stock issued or issuable by the Company pursuant to the valid exercise of an Option.

         v. "Participant" means an Eligible Person to whom an Option is granted hereunder, and any transferee of such Option received pursuant to a Transfer authorized under this Plan.

         w.       "Plan" means this UnionBancorp, Inc. 2003 Stock Option Plan.

         x. "Retirement" means the Optionee's voluntary cessation of employment or service as a director following the attainment of age 55 and the completion of 7 years of service.

         y. "SARs" shall mean stock appreciation rights entitling the grantee to receive cash or Shares having a fair market value equal to the appreciation in market value of a stated number of Shares from the date of grant, or in the case of rights granted in tandem with or by reference to an option granted prior to the grant of such rights, from the date of grant of the related option to the date of exercise.

         z.       "Stock" means shares of the Company's common stock.

         aa.      "Subsidiary" has the same meaning as "Subsidiary Corporation"
as defined in Section 424(f) of the Code.

         bb.      "Tax Withholding Liability" means all federal and state income taxes, social security tax, medicare tax and any other taxes applicable to the income arising from a transaction involving Options required by applicable law to be withheld by the Company. The Committee shall retain the discretion to determine the amount of Tax Withholding Liability.

                                       24.

                                                                       Exhibit A

         cc.      "Transfer," with respect to Option Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Stock, including without limitation an assignment for the benefit of creditors of the Participant, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Option Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of Option Stock are transferred or awarded to the spouse of the Participant or are required to be sold, or a transfer resulting from the filing by the Participant of a petition for relief, or the filing of an involuntary petition against such Participant, under the bankruptcy laws of the United States or of any other nation.

         dd.      "Voting Stock" shall mean those shares of the Company Stock entitled to vote generally in the election of directors.

         3. Administration of the Plan. Subject to review by the Board, the Committee shall select the directors and employees from among those eligible to whom Option Stock shall be sold under the Plan, to establish the number of such Shares that may be sold to each such director or employee and the time when certificates for such Option Stock shall be issued, and to prescribe the legend to be affixed to the certificate representing such Stock. Subject to review by the Board, the Committee shall also to select the directors and employees from among those eligible to whom rights to participate in the appreciation of Option Stock shall be granted. Subject to review by the Board, the Committee shall have the authority to select the directors and employees from among those eligible to whom SARs may be granted and the terms of such SARs. The Committee is authorized, subject to Board approval, to interpret the Plan and may from time to time adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. The Board shall independently review and approve all decisions made by the Committee in administering the Plan.

         4. Shares Subject to the Plan. Subject to Sections 9 and 10 of this Plan, the aggregate number of shares of Option Stock that may be issued and outstanding pursuant to the exercise of Options under this Plan (the "Option Pool") will not exceed 200,000 shares. The maximum number of shares of Option Stock which may be subject to one or more awards to a single Eligible Person shall not exceed 200,000 shares in the aggregate. Shares of Option Stock that would have been issuable pursuant to Options, but that are no longer issuable because all or part of those Options have terminated or expired may also be added back into the Option Pool to be available for issuance.

         5. Type of Stock Options. Except as otherwise provided herein, the Committee will designate any Option granted hereunder either as an ISO or as an NSO. To the extent that the Fair Market Value of Stock, determined at the time the Option is granted, with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to this Plan and all other plans of the Company and/or its Subsidiaries) exceeds $100,000, such Option will be treated as an NSO.

         6. Terms of Stock Option Agreements. Each Option granted pursuant to this Plan will be evidenced by an Option Agreement between the Company and the Eligible Person to whom such Option is granted, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Apart from making copies of this Plan and Option Agreements under this Plan available to the Eligible Person, the Company shall have no obligation to explain the terms and conditions of the Plan or Option Agreements, including, not by way of limitation, the terms of vesting, the available methods for exercising Options and the timing of an Option's expiration. Without limiting the foregoing, the following terms and conditions will be considered a part of each Option Agreement (unless otherwise stated therein):

                                       25.

                                                                       Exhibit A

         a. Covenants of Participant. Nothing contained in this Plan, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Plan will confer upon any Participant any right with respect to the continuation of his or her status as an employee, officer or director of the Company or its Subsidiaries.

         b. Option Vesting Periods. Each Option Agreement will specify the period or periods of time within which each Option or portion thereof will first become exercisable (the "Option Vesting Period"). Unless otherwise indicated in an Option Agreement and unless the Committee shall otherwise determine in the manner set forth in Section 6(e) below, all Options shall become vested and exercisable upon the effective date of a Change in Control of the Company.

         c.       Exercise of the Option.

                  (i) Mechanics and Notice. Options may be exercised to the extent exercisable by giving written notice to the Company specifying the number of Options to be exercised, the date of the grant of the Option or Options to be exercised, the Option Price, the desired effective date of the exercise, the number of full shares of Option Stock to be retained by the Participant after exercise, and the method of payment. Once written notice complying with the requirements of this subsection is received, the Committee or its designee shall promptly notify the Participant of the amount of the Option Price and withholding taxes due, if either or both is applicable. Payment of any amounts owing shall be due immediately upon receipt of such notice.

                  (ii) Withholding Taxes. As a condition to the issuance of shares of Option Stock upon exercise of an Option granted under this Plan, the Participant will pay to the Company in cash or in such other form as the Committee may determine in its discretion, the amount of the Company's Tax Withholding Liability, if any, associated with such exercise.

         d. Payment of Option Price. Each Option Agreement will specify the Option Price, with respect to the exercise of Option Stock granted thereunder, which may be stated in terms of a fixed dollar amount, a percentage of Fair Market Value at the time of the grant, or such other method as determined by the Committee in its discretion. In no event will the Option Price for an ISO granted hereunder be less than the Fair Market Value (or, where an ISO Participant is a 10% Shareholder, one hundred ten percent (110%) of such Fair Market Value) of the Option Stock at the time such ISO is granted. In no event will the Option Price for an NSO granted hereunder be less than 100% of the Fair Market Value of the Options Stock at the time such NSO is granted. The Option Price will be payable to the Company in United States dollars in cash or by certified check or, such other legal consideration as may be approved by the Committee, in its discretion.

         e. Alternate Options. Notwithstanding Section 6g, Options shall not become exercisable upon the effective date of a Change in Control if the Committee reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted option being hereinafter referred to as an "Alternative Option") by the New Employer, provided that any such Alternative Option must:

                  (i) provide the Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such

                                       26.

                                                                       Exhibit A

                           Option, including, but not limited to, an option price, vesting schedule, and terms of payment of the option price that are as favorable or more favorable to the Participant.

                  (ii) have terms and conditions which provide that in the event that such Participant's employment is terminated by the New Employer without Cause within two years following a Change in Control: (1) any conditions on such Participant's rights to exercise such Alternative Option shall lapse; or (2) such Participant shall have the right to surrender such Alternative Option within 30 days following such termination in exchange for a payment in cash equal to the excess of the Fair Market Value of the stock subject to the Alternative Option over the aggregate Option Price for the stock subject to the Alternative Option.

         f. Notice of Disqualifying Disposition. In the event of a Disqualifying Disposition, the Participant will promptly give written notice to the Company of such disposition including information regarding the number of shares involved, the exercise price of the underlying Option through which the shares were acquired and the date of the Disqualifying Disposition.

         g. Termination of the Option. Except as otherwise provided herein, each Option Agreement will specify the period of time, to be determined by the Committee in its discretion, during which the Option granted therein will be exercisable, not to exceed ten years from the date of grant (the "Option Period"); provided that the Option Period will not exceed five years from the date of grant in the case of an ISO granted to a 10% Shareholder.

                  (i) Timing of Termination. To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that, subject to the discretion of the Committee, each Option will terminate, if earlier: (a) ninety days after the date that the Participant ceases to be an Eligible Person for any reason other than Cause, death or Disability;
                           (b) immediately upon the Participant's termination of employment for Cause; (c) 1 year after the date that the Participant ceases to be an Eligible Person by reason of such person's Disability or (d) 5 years after the Participant ceases to be an Eligible Person by reason of such person's Retirement or death. In the case of an ISO, if the Eligible Person or his beneficiary exercises an Option more than 90 days following the Eligible Person's Retirement or more than 1 year following the Eligible Person's death, then the ISO shall automatically be converted to an NSO.


                  (ii)     Effect of Change in Control. Except as provided in
                           Section 6(e) of the Plan, each Option will become fully exercisable upon the effective date of a Change in Control of the Company or a liquidation or dissolution of the Company.


                  (iii) Effect of Retirement, Death or Disability. Notwithstanding any other provision of this Plan, each Option will become fully exercisable upon the Optionee's Death, Retirement or Disability.

                                       27.

                                                                       Exhibit A

         h. Transferability of Options. ISOs will be subject to Transfer by the Participant only by will or the laws of descent and distribution. NSOs will be subject to Transfer by the Participant only by will or the laws of descent and distribution or, at the discretion of the Committee, by direct gift to a family member, or gift to a family trust or family partnership. The terms "family member," "family trust" and "family partnership" shall have meanings consistent with Section 704 of the Code. Options will be exercisable only by the Participant during his or her lifetime, or, with respect to an NSO, by any of the recipients of the Transfers specifically permitted by this subsection h.

         i. Compliance with Law. Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, and Option Stock may be issued pursuant to the exercise thereof by a Participant, only after there has been compliance with all applicable federal and state tax and securities laws. The right to exercise an Option will be further subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares of Option Stock called for by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares of Option Stock, the Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Committee, in its discretion.

         j. Stock Certificates. Certificates representing the Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Option Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this subsection j have been complied with.

         k. Non-Compete. The Committee, in its discretion, may, as a condition to the grant of an Option, require that the Participant enter into a covenant not to compete, a non-disclosure agreement or a Confidential Information Agreement with the Company and its Subsidiaries, which shall become effective on the date of termination of employment of the Participant with the Company, or any other date the Committee designates, and which shall contain such terms and conditions as the Committee specifies.

         l. Other Provisions. The Option Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Option Stock issued upon exercise of any Options granted hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

         7.       Stock Appreciation Rights

         a. Grants. SARs may be granted to such eligible directors and employees as may be selected by the Committee.

         b. Terms of Grant. SARs may be granted in tandem with or with reference to a related option, in which event the grantee may elect to exercise either the option or the SAR but not both, as to the same Share subject to the option and the SAR, or the SAR may be granted independently of a related option. In the event of a grant with a related option, the SAR shall be subject to the terms and conditions of the related option. SARs shall not be transferable, except that SARs may be exercised by the executor, administrator or personal representative of the deceased grantee within twelve months of the death of the grantee. SARs may be exercised during the individual's continued employment with the Company and for a period not in excess of ninety days following termination of employment.

                                       28.

                                                                       Exhibit A

         c. Payment of Exercise. Upon exercise of a SAR, the grantee shall be paid the excess of the then fair market value of the number of Shares to which the SAR relates over the fair market value of such number of Shares at the date of grant of the SAR or of the related option, as the case may be. Such excess shall be paid in cash or in Shares having a fair market value equal to such excess or in such combination thereof as the Committee shall determine.

         d. Withholding of Tax. To the extent the award, issuance or exercise of Shares or SARs result in the receipt of compensation by a director or employee, the Company is authorized to withhold from any other cash compensation then or thereafter payable to such director or employee any tax required to be withheld by reason of the receipt of the compensation. Alternatively, the director or employee may tender a personal check in the amount of tax required to be withheld.

         8. Right of First Refusal. If any Shares issued under the Plan are not readily tradable on an established market on the date an owner intends to sell such Shares, such owner shall first offer such Shares to the Company for purchase and the Company shall have 30 days to exercise its right to purchase such Shares. The owner shall give written notice to the Company stating that he has a bona fide offer for the purchase of such Shares, stating the number of Shares to be sold, the name and address of the person(s) offering to purchase the Shares and the purchase price and terms of payment of such sale. The owner shall be entitled to receive the same purchase price offered by such person(s) offering to purchase such Shares. Payment may be in a lump sum or, if the lump sum exceeds $100,000, in substantially equal amounts or more frequent installments over a period not exceeding 5 years in the discretion of the Committee. If a method of deferred payment is selected, the unpaid balance shall earn interest at a rate that is substantially equal to the rate at which the Company could borrow the amount due and shall be secured by a pledge of the Shares purchased or such other adequate security as agreed to by the Company and the owner. For purposes of this Paragraph, Shares shall be considered not readily tradable on an established market if such Shares are not publicly tradable or because such Shares are subject to a trading limitation under any Federal or state securities law or regulation that would make such Shares less freely tradable than stock not so restricted. For purposes of this Paragraph, an owner shall include any person who acquires Shares from any other person and for any reason; including, but not limited to, by gift, death or sale.

         9. Adjustments Upon Changes in Stock. In the event of any change in the outstanding Stock of the Company as a result of a merger, reorganization, stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made:

         a. in the aggregate number of shares of Option Stock in the Option Pool;

         b. in the Option Price and the number of shares of Option Stock that may be purchased pursuant to an outstanding Option granted hereunder;

         c. in the exercise price of any rights of repurchase or of first refusal under this Plan; and

         d. with respect to other rights and matters determined on a per share basis under this Plan or any associated Option Agreement.

         Any such adjustments will be made only by the Committee, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options then outstanding. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

                                       29.

                                                                       Exhibit A

         10. Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options granted under this Plan, but in no event may the Committee change the Option Price as stated in the Option Agreement, if expressed as a fixed dollar amount, or the manner in which the Option Price is to be calculated as stated in the Option Agreement, if expressed as a percentage of Fair Market Value at the time of the grant or otherwise. Notwithstanding the foregoing and subject to Section 6(e) of the Plan, no modification of any Option will, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option previously granted under this Plan.

         11. Amendment and Discontinuance. No Option shall be granted under this Plan after the 10th anniversary of the earlier of the date on which this Plan is approved by the Company's Board of Directors or the date on which this Plan is approved by the Company's shareholders. The Committee may amend, and the Board may suspend or discontinue, this Plan at any time, provided that:

         a. No such action may, without the approval of the shareholders of the Company, increase the maximum total number of shares of Option Stock that may be granted to an individual over the term of this Plan, or materially increase (other than by reason of an adjustment pursuant to Section 9 hereof) the aggregate number of shares of Option Stock in the Option Pool that may be granted pursuant to this Plan;

         b. No action of the Committee will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Committee specifically declares such action to be made for that purpose;

         c. Subject to Section 6(e) of the Plan, no action of the Committee shall alter or impair any Option previously granted under this Plan without the consent of such affected Participant.

         12. Plan Binding upon Successors. This Plan shall be binding upon and inure to the benefit of the Company, its Subsidiaries, and their respective successors and assigns, and Eligible Persons and their respective assigns, personal representatives, heirs, legatees and beneficiaries.

         13.      Compliance with Rule 16b-3. With respect to persons subject to
Section 16 of the 1934 Act, transactions under this Plan are intended to be exempt from short-swing profit liability. To the extent that any transaction made pursuant to the Plan may give rise to short-swing profit liability, the Committee may deem such transaction to be null and void, to the extent permitted by law and deemed advisable by the Committee. 14. Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company:

         14. Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company:

         a. On the date it is personally delivered to the Secretary of the Company at its principal executive offices; or

         b. Three business days after it is sent by registered or certified mail; postage prepaid, addressed to the Secretary at such offices.

         and to a Participant:

                                       30.

                                                                       Exhibit A

         c.       On the date it is personally delivered to him or her; or

         d. Three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

         15. Governing Law. This Plan will be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to its conflict of laws provisions.

         16. Copies of Plan. A copy of this Plan will be delivered to each Participant at or before the time he or she executes an Option Agreement.

                                       31.

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                                   LEFT BLANK

                         ------------------------------

[UBC GRAPHIC LOGO OMITTED]
UNIONBANCORP, INC.

                                         [ ] Mark this box with an X if you have
                                             made changes to your name or
                                             address details above.

--------------------------------------------------------------------------------
 ANNUAL MEETING PROXY CARD
--------------------------------------------------------------------------------

A  ELECTION OF DIRECTORS

1. The Board of Directors recommends a vote FOR all nominees.

                                FOR            WITHHOLD

01 - Robert J. Doty             [ ]              [ ]

02 - Charles J. Grako           [ ]              [ ]

03 - I. J. Reinhardt, Jr.       [ ]              [ ]




B  ISSUES

The Board of Directors recommends a vote FOR the following proposal.

                               FOR  AGAINST  ABSTAIN

2. Approve the adoption of the [ ]    [ ]      [ ]
   UnionBancorp, Inc.
   2003 Stock Option Plan.


                                           Mark this box with an X if you   [ ]
                                           plan to attend the meeting.



C AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE: Please sign exactly as your name(s) appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.



Signature 1 - Please keep signature within the box
--------------------------------------------------
|                                                 |
--------------------------------------------------


Signature 2 - Please keep signature within the box
--------------------------------------------------
|                                                 |
--------------------------------------------------


Date (mm/dd/yyyy)
--------------------------------------------------
|     __/__/____                                  |
--------------------------------------------------

--------------------------------------------------------------------------------
PROXY - UNIONBANCORP, INC.
--------------------------------------------------------------------------------

PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS - APRIL 22, 2003

The undersigned hereby appoints Walter E. Breipohl and John A. Trainor, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the annual meeting of the stockholders of UnionBancorp, Inc., to be held at the Starved Rock Lodge and Conference Center located in Utica, Illinois, on Tuesday, April 22, 2003, 10:00 a.m., local time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR APPROVAL OF THE ADOPTION OF THE UNIONBANCORP, INC. 2003 STOCK OPTION PLAN.

(Continued and to be signed on reverse side).